Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Eversource Energy

The Connecticut Light & Power Company

NSTAR Electric Company

Public Service Company of New Hampshire

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Eversource Energy Senior Notes	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Equity	Eversource Energy Common Shares, $5 par value per share	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Equity	Eversource Energy Preferred Shares	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Other	Eversource Energy Warrants	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Other	Eversource Energy Share Purchase Contracts	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Other	Eversource Energy Share Purchase Units	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Debt	The Connecticut Light and Power Company First and Refunding Mortgage Bonds	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Debt	NSTAR Electric Company Debt Securities	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
	Debt	Public Service Company of New Hampshire First Mortgage Bonds	Rule 456(b) and Rule 457(r) (1)		(2)		(2)		(2)		(1)		(1)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A				N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A						N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A				N/A
	Total Fees Previously Paid											N/A
	Total Fee Offsets											N/A
	Net Fee Due											N/A

(1)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of the entire registration fee. In connection with the securities offered hereby, each registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). Each registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.